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                                                                    EXHIBIT 4.02



                  SIXTH AMENDED AND RESTATED RIGHTS AGREEMENT

        THIS SIXTH AMENDED AND RESTATED RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of the 13th day of July 2001, by and among FormFactor, Inc., a Delaware corporation (the "COMPANY"), Igor Khandros (the "FOUNDER"), the purchasers of the Company's originally designated Series A Preferred Stock issued under the Purchase Agreement (such purchasers being the "ORIGINAL INVESTORS"), the holders of the Series B Warrants (such holders being the "SERIES B WARRANTHOLDERS"), the holders of the Company's Series C Preferred Stock issued under the Series C Agreement (such holders being the "SERIES C INVESTORS"), the holders of the Company's Series D Preferred Stock issued under the Series D Agreement and of the Company's Series D Preferred Stock issued upon exercise of the Series D Warrant (such holders being the "SERIES D INVESTORS"), the holders of the Company's Series E Preferred Stock issued under the Series E Agreement and of the Series E Warrants (such holders being the "SERIES E INVESTORS"), the holders of the Company's Series F Preferred Stock issued under the Series F Agreement and of the Series F Warrant (such holders being the "SERIES F Investors"), the purchasers of the Company's Series G Preferred Stock issued under the Series G Agreement listed on Exhibit A attached hereto (such purchasers being the "SERIES G INVESTORS", and collectively with the Series F Investors, the Series E Investors, the Series D Investors, the Series C Investors, the Series B Warrantholders and the Original Investors, the "INVESTORS") and the holder of the Imperial Bank Warrant, with reference to the following:

        WHEREAS, the Company and the Original Investors entered into a Series A Preferred Stock Purchase Agreement dated April 11, 1995 (the "PURCHASE AGREEMENT"), pursuant to which the Company sold and the Original Investors acquired shares of the Company's Series A Preferred Stock (currently, redesignated as Series B Preferred Stock). The Company has granted the Series B Warrantholders rights under warrants dated April 12, 1996 (the "SERIES B WARRANTS") to purchase shares of Series B Preferred Stock of the Company. The Company and the Series C Investors entered into a Series C Preferred Stock Purchase Agreement dated May 17, 1996 (the "SERIES C AGREEMENT"), pursuant to which the Company sold and the Series C Investors acquired shares of the Company's Series C Preferred Stock. The Company and the Series D Investors entered into a Series D Preferred Stock Purchase Agreement dated April 11, 1997 (the "SERIES D AGREEMENT"), pursuant to which the Company sold and the Series D Investors acquired shares of the Company's Series D Preferred Stock. The Company issued a warrant dated June 30, 1997 to Imperial Bank (as amended, the "IMPERIAL BANK WARRANT") to purchase a total of 14,212 shares of the Company's Series D Preferred Stock. The Company issued a warrant to purchase shares of the Company's Series D Preferred Stock (the "SERIES D Warrant") pursuant to a Warrant Purchase Agreement dated August 7, 1997, upon exercise of which the Company issued and one of the Series D Investors acquired 326,545 shares of the Company's Series D Preferred Stock. The Company and the Series E Investors entered into a Series E Preferred Stock Purchase Agreement dated July 30, 1999 (the "SERIES E AGREEMENT"), pursuant to which the Company sold and the Series E Investors acquired shares of the Company's Series E Preferred Stock. The Company issued warrants dated July 30, 1999 to purchase a total of 133,332 shares of Series E Preferred Stock to certain Series E Investors which are business partners or licensees of the Company (the "SERIES E WARRANTS"). The Company and the Series F Investors entered into a Series F Preferred Stock Purchase Agreement dated September 22, 2000 (the "SERIES F AGREEMENT"), pursuant to which the Company sold and the Series F Investors acquired shares of the Company's Series F Preferred Stock. Additionally, the


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Company issued a warrant dated September 22, 2000 to purchase a total of 45,500 shares of Series F Preferred Stock to a certain Series F Investor (the "SERIES F WARRANT"). The Company and the Series G Investors are entering into a Series G Preferred Stock Purchase Agreement dated of even date herewith (the "SERIES G AGREEMENT"), pursuant to which the Company will sell and the Series G Investors will acquire shares of the Company's Series G Preferred Stock. The shares of Series G Preferred Stock issued under the Series G Agreement, the shares of Series F Preferred Stock issued under the Series F Agreement, the shares of Series F Preferred Stock issuable upon exercise of the Series F Warrant, the shares of Series E Preferred Stock issued under the Series E Agreement, the shares of Series E Preferred Stock issuable upon exercise of the Series E Warrants, the shares of Series D Preferred Stock issued under the Series D Agreement, the shares of Series D Preferred Stock issuable upon exercise of the Series D Warrant, the shares of Series D Preferred Stock issuable upon exercise of the Imperial Bank Warrant, the shares of Series C Preferred Stock issued under the Series C Agreement, the shares of Series B Preferred Stock issued (as Series A Preferred Stock) under the Purchase Agreement and the shares of Series B Preferred Stock issuable upon exercise of the Series B Warrants, shall be collectively referred to as the "SHARES;"

        WHEREAS, the parties desire that the Investors be granted certain registration and other rights pursuant to the terms and conditions of this Agreement;

        NOW THEREFORE, the parties agree as follows:

        l. Termination of Prior Rights. Upon execution of this Agreement by the Company and the Investors, the Fifth Amended and Restated Rights Agreement dated as of September 22, 2000 between the Company, the Founder, the Original Investors, the Series C Investors, the Series B Warrantholders, the Series D Investors, the Series E Investors and the Series F Investors shall be terminated, be of no further force and effect and shall, in all respects, be superseded by the provisions of this Agreement.

        2. Restrictions on Transferability. The Shares and the Common Stock of the Company ("COMMON STOCK") issuable upon conversion of the Shares shall not be sold, assigned, transferred or pledged except upon conditions specified in the Series G Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Each Investor will cause any proposed purchaser, assignee, transferee or pledgee of the Shares to agree to take and hold such securities subject to the provisions specified in this Agreement.

        3. Registration Rights.

           3.1 Definitions. As used in this Agreement:

               (a) The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the subsequent declaration or ordering of the effectiveness of such registration statement.

               (b) The term "REGISTRABLE SECURITIES" means (i) the shares of Common Stock issuable or issued upon conversion of the Shares, and (ii) any other shares of Common




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Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned; provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker, dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of Section 4(1) of the Securities Act so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

               (c) The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

               (d) The term "HOLDER" means any holder of outstanding Registrable Securities who acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering.

               (e) The term "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

           3.2 Requested Registration.

               (a) If the Company shall receive at any time after the earlier to occur of December 31, 2002 and one hundred eighty (180) days after the effective date of the Company's initial public offering, a written request from the Holders of forty percent (40%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering Registrable Securities then outstanding, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of this Section 3.2, effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders requested to be registered within twenty (20) days of the giving of such notice by the Company in accordance with Section 5.6 hereof; provided, however, that the Registrable Securities requested by all Holders to be registered pursuant to such request must have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $10,000,000.

               (b) If the Holders initiating the registration request hereunder (the "INITIATING Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting they shall so advise the Company as a part of their request made pursuant to this Section 3.2 and the Company shall include such information in the written notice referred to in Subsection 3.2(a) hereof. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation




                                       3
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in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 3.4(e) hereof) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 3.2, if the underwriter advises the Initiating Holders in writing that it requires a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

               (c) The Company is obligated to effect only two (2) such registrations pursuant to this Section 3.2.

               (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration pursuant to this Section 3.2, a certificate signed by the president of the Company stating that in the good faith judgment of the board of directors of the Company (the "BOARD OF DIRECTORS"), it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore reasonable to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

               (e) If at the time of the request to register Registrable Securities the Company gives notice within thirty (30) days of such request that it intends to initiate a firm underwritten registered initial public offering within forty-five (45) days of the time of the request, in which offering the Holders may include Registrable Securities pursuant to Sections 3.2 or 3.3 hereof, then the Company shall have the right to defer such filing provided that it makes such filing within such forty-five (45) day period.

           3.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating either to the sale of securities to participants in a Company stock option, stock purchase or similar plan or to a SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after giving of such notice by the Company in accordance with Section 5.6 hereof, the Company shall, subject to the provisions of Section 3.8 hereof, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.




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           3.4 Obligations of the Company. Whenever required under this Section
3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, or if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective: (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is




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

customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

           3.5 Furnish Information. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

           3.6 Expenses of Demand Registration. All expenses other than underwriting discounts, commissions incurred in connection with registrations, filings or qualifications pursuant to Section 3.2 hereof, including (without limitation) all registration, filing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the reasonable fees and expenses of one special counsel of the selling stockholders (provided, however that the maximum expense of such special counsel which the Company shall be obligated to pay shall be $25,000) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.2 hereof if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 3.2 hereof; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any such expenses and shall retain their rights pursuant to
Section 3.2 hereof.

           3.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 3.3 hereof for each Holder (which right may be assigned as provided in Section 3.13 hereof), including (without limitation) all registration, filing, and qualification fees, printers, accounting fees relating or apportionable thereto and the reasonable fees and expenses of one special counsel of the selling stockholders (provided, however, that the maximum expense of such special counsel which the Company shall be obligated to pay shall be $25,000), but excluding underwriting discounts and commissions relating to the Registrable Securities.

           3.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 3.3 hereof to include any of the Holders of securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities that the underwriters reasonably believe is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata




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among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders); but in no event shall the amount of securities of all of the selling stockholders including Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

           3.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

           3.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 3:

                (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and the Company will pay as incurred to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Subsection 3.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.




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                (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Subsection 3.10(b) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Subsection 3.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this Subsection 3.10(b) exceed the proceeds from the offering received by such Holder.

                (c) Promptly after receipt by an indemnified party under this
Section 3.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.10, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.10.

                (d) The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.




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

                (e) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 3.10 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.10 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.10; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                (f) The obligations of the Company and the Holders under this
Section 3.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3.

           3.11 Reports Under 1934 Act. With a view to making available to the Holders the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts to:

                (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

                (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied




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

with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S--3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

           3.12 Form S-3 Registration. In case the Company shall receive from a Holder or Holders of Registrable Securities collectively representing not less than one percent (1%) of the then-outstanding stock of the Company on an as-converted to Common Stock basis, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 3.12, (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 3.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 3.12; (5) for any Holder if such Holder can sell all of its Registrable Securities for which registration is requested within a three month period pursuant to SEC Rule 144 or otherwise free of the registration requirements of the Securities Act; or (6) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to this Section 3.12, including (without limitation) all registration, filing, qualification, printers and accounting fees and the reasonable fees and disbursements of counsel for the Company, shall be borne by the Company. Registrations effected pursuant to this Section 3.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 3.2 or 3.3 hereof.

           3.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may only be assigned by a Holder to a transferee or assignee of the Shares or Common Stock into which such Shares are convertible provided that (i) no party may be assigned any of the foregoing rights unless the Company is given written notice by the transferring or assigning party at the time of such transfer or assignment stating the name and address of the transferee or assignee and identifying the securities of the Company as to which the rights in question are being assigned; (ii) any such transferee or assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 3; (iii) such transferee or assignee acquires from such Holder at least 100,000 Shares and/or Common Stock into which such Shares are convertible unless such transferee or assignee is a partner or affiliate of such Holder in which case there shall be no minimum amount; and (iv) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

           3.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would grant rights to such holder or prospective holder any more favorable than are provided herein or which otherwise would result in or permit the modification or amendment of the terms hereof.

           3.15 "Market Stand-off" Agreement. Each Holder hereby agrees that during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and its underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) sold on its behalf to the public in an underwritten offering; and

                (b) all officers and directors of the Company and all other Holders holding Registrable Securities exceeding one percent (1%) of the outstanding stock of the Company whether or not pursuant to this Agreement enter into similar agreements.

To enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of the Investors (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

           3.16 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 3 (a) after five (5) years following the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act which results in aggregate gross cash proceeds to the Company in excess of $10,000,000 (other than a registration statement relating either to the sale of securities to employees of the Company, pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) or (b) at and after such time following the Company's initial public offering as such Holder holds Registrable Securities equal to one percent (1%) or less of the outstanding stock of the Company.

        4. Additional Rights.

           4.1 Pre-emptive Right. Subject to the terms and conditions specified in this Section 4.1, the Company hereby grants to each Original Investor, Series C Investor, Series D Investor, Series E Investor, Series F Investor and Series G Investor (each a "RIGHTHOLDER" and collectively, the "RIGHTHOLDERS"), a pre-emptive right with respect to future sales by the Company of its New Securities (as hereinafter defined). For purposes of this Section 4.1, the term Rightholder includes any partners, stockholders or affiliates of such Original Investor, Series C Investor, Series D Investor, Series E Investor, Series F Investor or Series G Investor. A Rightholder shall be entitled to apportion the pre-emptive right hereby granted among itself and its partners, stockholders and affiliates in such proportions as it deems appropriate.

               (a) In the event the Company proposes to issue New Securities, it shall give the Rightholders written notice (the "4.1 NOTICE") of its intention stating (i) a description of the New Securities it proposes to issue, (ii) the number of shares of New Securities it proposes to offer, (iii) the price per share at which, and other terms on which, it proposes to offer such New Securities and (iv) the number of shares that each Rightholder has the right to purchase under this Section 4.1, based on such Rightholder's Percentage (as defined in Subsection 4.1(d)(ii) hereof).

               (b) Within thirty (30) days after the 4.1 Notice is given (in accordance with Section 5.6 hereof), each Rightholder may elect to purchase, at the price specified in the 4.1 Notice, up to the number of shares of the New Securities proposed to be issued that the Rightholder has the right to purchase as specified in the 4.1 Notice. An election to purchase shall be made in writing and must be given to the Company within such thirty (30) day period (in accordance with Section 5.6 hereof). The closing of the sale of New Securities by the Company to the participating Rightholders upon exercise of the rights under this Section 4.1 shall take place simultaneously with the closing of the sale of New Securities to third parties.

               (c) After the last date on which the Rightholders' pre-emptive right lapses, the Company shall have ninety (90) days to enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within forty-five (45) days from the execution thereof) to sell the New Securities which the Rightholders did not elect to purchase under this
Section 4.1, at or above the price and upon terms not materially more favorable to the purchasers of such securities than the terms specified in the initial 4.1 Notice given in connection with such sale. In the event the Company has not entered into an agreement to sell the New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within forty-five (45) days from the date of said agreement), the

Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Rightholders in the manner provided in this
Section 4.1

               (d) (i) "NEW SECURITIES" shall mean any shares of, or securities convertible into or exercisable for any shares of, any class of the Company's capital stock; provided that "New Securities" does not include: (i) the Shares or Common Stock issuable upon conversion thereof; (ii) securities issued pursuant to the acquisition of another business entity by the Company by merger, purchase of substantially all of the assets of such entity, or other reorganization whereby the Company owns not less than a majority of the voting power of such entity; (iii) shares, or options to purchase shares, of Common Stock and the shares of Common Stock issuable upon exercise of such options, issued pursuant to any arrangement approved by the Board of Directors to employees, officers and directors of, or consultants, advisors or other persons performing services for the Company; (iv) shares of Common Stock or Preferred Stock of any series issued in connection with any stock split, stock dividend or recapitalization of the Company; (v) Common Stock issued upon exercise of warrants, options or convertible securities if the issuance of such warrants, options or convertible securities was a result of the exercise of the pre-emptive right granted under this Section 4.1 or was subject to the pre-emptive right granted under this Section 4.1, (vi) capital stock or warrants or options for the purchase of shares of capital stock issued by the Company to a lender in connection with any loan or lease financing transaction or to a business partner or licensee of the Company; and (vii) securities sold to the public in an offering pursuant to a registration statement filed with the SEC under the Securities Act.

                   (ii) The applicable "PERCENTAGE" for each Rightholder shall be applied to the number of shares of New Securities and calculated by dividing
(i) the total number of shares of Common Stock owned by such Rightholder (assuming conversion of all shares of Preferred Stock) by (ii) the total number of shares of Common Stock outstanding at the time the 4.1 Notice is given (assuming conversion of all shares of Preferred Stock and exercise of all outstanding options and warrants).

           4.2 Co-Sale Rights.

               (a) With respect to this Section 4.2, "CO-SALE STOCK" shall mean any shares of, or securities convertible into or exercisable for any shares of, any class of the Company's capital stock now owned or subsequently acquired by the Founder or, as described below, by the Rightholders.

               (b) If the Founder proposes to sell or transfer any shares of Co-Sale Stock for value, then he shall promptly give written notice (the "4.2 NOTICE") to the Company and the Rightholders at least thirty (30) days prior to the closing of such proposed sale or transfer. The 4.2 Notice shall describe in reasonable detail the proposed sale or transfer for value including, without limitation, the number of shares of Co-Sale Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

               (c) The Rightholders shall have the right (the "CO-SALE RIGHT"), exercisable upon written notice to the Founder within thirty (30) days after the Rightholders' receipt of the 4.2 Notice, to participate in such sale of Co-Sale Stock on the same terms and conditions, to the extent set forth in paragraphs (d) and (e) below.

               (d) The Rightholders each may sell all or any part of that number of shares of Co-Sale Stock proposed for sale or transfer by the Founder equal to the product obtained by multiplying (i) the aggregate number of shares of Co-Sale Stock covered by the 4.2 Notice by (ii) a fraction, the numerator of which is the number of shares of Common Stock owned by such holder (assuming conversion of all shares of Preferred Stock) at the time of the proposed sale or transfer, and the denominator of which is the total number of all shares of Common Stock Stock owned by the Founder and the Rightholders (assuming conversion of all shares of Preferred Stock) at the time of the sale or transfer.

               (e) The Rightholders shall effect their participation in the sale by promptly delivering to the Founder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the number of shares of Co-Sale Stock which the Rightholders elect to sell.

               (f) The stock certificate or certificates that the Rightholders deliver to the Founder pursuant to paragraph (e) of this Section 4.2 shall be transferred to the prospective purchaser in consummation of the sale of the Co-Sale Stock pursuant to the terms and conditions specified in the 4.2 Notice, and the Founder shall concurrently therewith remit to the Rightholders that portion of the sale proceeds to which the Rightholders are entitled by reason of their participation in such sale. To the extent that any prospective purchasers refuse to purchase shares or other securities from the Rightholders in exercising their Co-Sale Right hereunder, the Founder shall not sell to such prospective purchasers any Co-Sale Stock unless and until, simultaneously with such sale, the Founder shall purchase such shares or other securities from such Rightholders on the same terms and conditions.

               (g) The exercise or non-exercise of the rights of the Rightholders hereunder to participate in one or more sales of Co-Sale Stock made by the Founder shall not adversely affect their rights to participate in subsequent sales of Co-Sale Stock subject to this Section 4.2.

               (h) Notwithstanding the foregoing, the Co-Sale Rights herein shall not apply to any transfer by the Founder of up to 450,000 of the shares of Series A Preferred Stock (and any Common Stock into which such stock may be converted) held by him as of the date of the Initial Closing as defined in the Purchase Agreement, as adjusted to reflect any stock dividends, splits, combinations, recapitalizations or other similar events, provided that the Founder shall inform the Company and the Rightholders of such transfer prior to effecting it.

               (i) Notwithstanding any other provisions hereof, this Section 4.2 shall not apply to the sale of any Co-Sale Stock to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act.

               (j) In the event the Founder should sell any Co-Sale Stock in contravention of the Co-Sale Right (a "PROHIBITED TRANSFER"), the Rightholders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Founder shall be bound by the applicable provisions of such option.

               (k) In the event of a Prohibited Transfer, the Rightholders shall have the right, but not the obligation, to sell to the Founder the type and number of shares of Co-Sale Stock equal to the number of shares the Rightholders would have been entitled to transfer to the purchaser under Subsection 4.2(d) hereof had such Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                   (i) The price per share at which the shares are to be sold to the Founder shall equal the price per share paid by the purchaser to the Founder in the Prohibited Transfer. The Founder shall also reimburse the Rightholders for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise or any enforcement (including litigation) of the Rightholders' rights under Section 4.2 hereof.

                   (ii) Within ninety (90) days after the later of the dates on which the Rightholders (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, the Rightholders shall, if exercising the put option created hereby, deliver to the Founder the certificates representing the amount of the shares to be sold, each certificate to be properly endorsed for transfer.

                   (iii) The Founder shall, upon receipt of the certificate or certificates for the shares to be sold by Investors, pursuant to this paragraph
(k) of Section 4.2, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph 4.2(k)(i), in cash or by other means acceptable to the Rightholders.

                   (iv) Notwithstanding the foregoing, any attempt by the Founder to transfer Co-Sale Stock in violation of this Section 4.2 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the Rightholders.

           4.3 Termination. The rights granted under Sections 4.1 and 4.2 hereof shall expire upon the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwritten offering pursuant to a registration statement on Form S-l under the Securities Act which results in aggregate gross cash proceeds to the Company in excess of $10,000,000 (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction) or (ii) the closing of (A) a business combination transaction in which the Company is sold or merged and as a result of such transaction, the holders of Common Stock (assuming conversion of all Preferred Stock) prior to such transaction do not own or control a majority of the outstanding shares of the successor corporation or (B) a sale by the Company of all or substantially all of its assets.

           4.4 Assignment of Rights. Subject to compliance with all applicable securities laws, the rights granted under Sections 4.1 and 4.2 hereof may be assigned by a Rightholder to a transferee or assignee of such party's shares of the Company's stock; provided however that any such transferee or assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4. In the event that the Rightholder shall assign its rights pursuant to Section 4.1 or
4.2 hereof in
connection with the transfer of less than all of its shares of the Company's stock, the Rightholder shall also retain its rights as to the proportion of shares not transferred.

        5. Miscellaneous.

           5.1 Assignment. Subject to the provisions of Section 3.13 and 4.4 hereof, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

           5.2 New Investors. Notwithstanding anything herein to the contrary, if pursuant to Section 1.4 of the Series G Agreement, additional parties purchase shares of Series G Preferred Stock as "Investors" thereunder, then each such new investor shall become a party to this Agreement as an "Investor" hereunder, without the need of any consent, approval or signature of any Investor when such Investor has both: (i) purchased shares of Series G Preferred Stock under the Series G Agreement and paid the Company all consideration payable for such shares and (ii) executed, with the Company's consent, one or more counterpart signature pages to this Agreement as an "Investor". If in connection with the above, any such new Investor receives additional or more favorable registration rights, preemptive rights or co-sale rights than those granted herein, then all the then current Series G Investors shall receive such rights without the need of any consent, approval or signature of any Investor. In addition, if the Company hereinafter issues any warrants for the Company's capital stock and grants the holders of such warrants registration rights with respect to the underlying capital stock, then each such new warrantholder shall become a party to this Agreement with respect to Sections 3 and 5 hereof, without the need of any consent, approval or signature of any Investor, when such warrantholder has executed, with the Company's consent, one or more counterpart signature pages to this Agreement.

           5.3 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

           5.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California without regard to principles of conflicts of laws.

           5.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           5.6 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or when sent by telex or facsimile transmission (confirming the same by mail) to the party to be notified, or four (4) days (or seven (7) days if the addressee or transmitter is located outside of the United States) after deposit with the relevant post office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address set forth below such party's signature on this Agreement or on Schedule A hereto, or at such other address as such party may designate by ten (10) days advance notice.

           5.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

           5.8 Amendment and Waiver. Any provision of this Agreement may be amended with the written consent of the Company and the Holders of at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company.

           5.9 Effect of Amendment or Waiver. Investors and their respective successors and assigns acknowledge that by the operation of Section 5.8 hereof the Holders of a majority of the Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate all rights pursuant to this Agreement.

           5.10 Rights of Holders. Each Holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such Holder shall not incur any liability to any other Holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

           5.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of any other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

           5.12 Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

        The parties have executed this Agreement as of the date first written above.



COMPANY:

FORMFACTOR, INC.

By:    /s/ Jens Meyerhoff
   ----------------------------------
Name:  Jens Meyerhoff
     --------------------------------
Title: CFO
      -------------------------------

Address:       5666 La Ribera Street
               Livermore, CA  94550
               Phone: (925) 294-4300
               Fax (925) 294-8147


INVESTOR:

        Advantest Corporation
-------------------------------------
Print Investor's Name


By:    /s/ Kiyoshi Miyasaka
      -------------------------------
Name:  Kiyoshi Miyasaka
     --------------------------------
Title: Senior Managing Director
      -------------------------------


                       SIGNATURE PAGE FOR FORMFACTOR, INC.
                   SIXTH AMENDED AND RESTATED RIGHTS AGREEMENT

         The parties have executed this Agreement as of the date first written above.



COMPANY:

FORMFACTOR, INC.

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

Address:       5666 La Ribera Street
               Livermore, CA  94550
               Phone:  (925) 294-4300
               Fax  (925) 294-8147


INVESTOR:

        /s/ Shigenobu Kanagawa
-------------------------------------
Print Investor's Name

By:     NGK Spark Plug Co., Ltd.
   ----------------------------------
Name:   Shigenobu Kanagawa
     --------------------------------
Title:  CEO, President
      -------------------------------


                       SIGNATURE PAGE FOR FORMFACTOR, INC.
                   SIXTH AMENDED AND RESTATED RIGHTS AGREEMENT

         The parties have executed this Agreement as of the date first written above.



COMPANY:

FORMFACTOR, INC.

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

Address:       5666 La Ribera Street
               Livermore, CA  94550
               Phone:  (925) 294-4300
               Fax  (925) 294-8147


INVESTOR:

SHINKO ELECTRIC INDUSTRIES CO., LTD.
-------------------------------------
Print Investor's Name

By:     /s/ Jun-ichi Mogi
   ----------------------------------
Name:   Jun-ichi Mogi
     --------------------------------
Title:  President
      -------------------------------


                       SIGNATURE PAGE FOR FORMFACTOR, INC.
                   SIXTH AMENDED AND RESTATED RIGHTS AGREEMENT

         The parties have executed this Agreement as of the date first written above.



COMPANY:

FORMFACTOR, INC.

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

Address:       5666 La Ribera Street
               Livermore, CA  94550
               Phone:  (925) 294-4300
               Fax  (925) 294-8147


INVESTOR:

        Tokyo Semitsu Co., Ltd.
---------------------------------------
Print Investor's Name

By:     /s/ Sadakatsu Suzuki
   ------------------------------------
Name:   Sadakatsu Suzuki
     ----------------------------------
Title:  Representative Director C.O.O.
      ---------------------------------


                       SIGNATURE PAGE FOR FORMFACTOR, INC.
                   SIXTH AMENDED AND RESTATED RIGHTS AGREEMENT

         The parties have executed this Agreement as of the date first written above.

COMPANY:

FORMFACTOR, INC.

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

Address:       5666 La Ribera Street
               Livermore, CA  94550
               Phone:  (925) 294-4300
               Fax  (925) 294-8147


INVESTOR:

        Teradyne, Inc.
---------------------------------------
Print Investor's Name

By:     /s/ Thomas S. Grilk
   ------------------------------------
Name:   Thomas S. Grilk
     ----------------------------------
Title:  VP / General Counsel
      ---------------------------------


                       SIGNATURE PAGE FOR FORMFACTOR, INC.
                   SIXTH AMENDED AND RESTATED RIGHTS AGREEMENT

         The parties have executed this Agreement as of the date first written above.

COMPANY:

FORMFACTOR, INC.


By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

Address:       5666 La Ribera Street
               Livermore, CA  94550
               Phone:  (925) 294-4300
               Fax  (925) 294-8147


INVESTOR:

Institutional Venture Partners VII
by its General Partner
Institutional Venture Management VII

By:  /s/ T. Peter Thomas
   ------------------------------------
     T. Peter Thomas, General Partner

IVP Founders Fund I, L.P.
by its General Partner
Institutional Venture Management VI

By:  /s/ T. Peter Thomas
   ------------------------------------
     T. Peter Thomas, General Partner

INSTITUTIONAL VENTURE MANAGEMENT VII


By:  /s/ T. Peter Thomas
   ------------------------------------
     T. Peter Thomas, General Partner


                       SIGNATURE PAGE FOR FORMFACTOR, INC.
                   SIXTH AMENDED AND RESTATED RIGHTS AGREEMENT

         The parties have executed this Agreement as of the date first written above.

COMPANY:

FORMFACTOR, INC.



By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

Address:       5666 La Ribera Street
               Livermore, CA  94550
               Phone:  (925) 294-4300
               Fax  (925) 294-8147


INVESTOR:

Mohr, Davidow Ventures IV, L.P.
By: Fourth MDV Partners, L.L.C., General Partner


By:     /s/ William Davidow
   ------------------------------------
        William Davidow, Member

MDV IV Entrepreneurs' Network, L.P.
By: Fourth MDV Partners, L.L.C., General Partner


By:     /s/ William Davidow
   ------------------------------------
        William Davidow, Member


                       SIGNATURE PAGE FOR FORMFACTOR, INC.
                   SIXTH AMENDED AND RESTATED RIGHTS AGREEMENT

         The parties have executed this Agreement as of the date first written above.

COMPANY:

FORMFACTOR, INC.



By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

Address:       5666 La Ribera Street
               Livermore, CA  94550
               Phone:  (925) 294-4300
               Fax  (925) 294-8147


INVESTOR:

MORGAN STANLEY VENTURE PARTNERS III, L.P.
MORGAN STANLEY VENTURE INVESTORS III, L.P.
THE MORGAN STANLEY VENTURE PARTNERS ENTREPRENEUR FUND, L.P.

By: Morgan Stanley Venture Partners III, L.L.C.
as General Partner of each of the limited
partnerships named above

By: Morgan Stanley Venture Capital III, Inc.,
as Member



By:     /s/ William Harding
    -----------------------------------
        William Harding


                       SIGNATURE PAGE FOR FORMFACTOR, INC.
                   SIXTH AMENDED AND RESTATED RIGHTS AGREEMENT

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS


INVESTOR NAMES AND ADDRESSES                        CLASS OF SECURITIES            NUMBER OF SHARES
----------------------------                        -------------------            ----------------
Advantest                                                 Series G                      333,334
Kiyoshi Miyasaka
336-1 Ohwa, Meiwa-machi
Ora-gun, Gunma, 370-0718
Japan

Anderson, Larry & Michelle                                Series F                       10,000
1201 Via Di Salerno
Pleasanton, CA  94566

Baxley, Charles E., P.C.                                  Series A                       31,722
59 John Street, 5th Floor                                 Series C                       10,528
New York, NY  10038                                       Series F                        1,000

Bayview Investors, Ltd.                                   Series D                       44,927
c/o Robertson Stephens & Company
555 California Street, Suite 2600
San Francisco, CA  94104
Attn: Daniel Klesken

Bloch, Susan                                              Series A                    3,000,000
25 Haciendas Road
Orinda, CA  94563

Brandemuehl, Mark                                         Series F                        6,000
2709 Fairbrook Drive
Mountain View, CA  94040

Capion, Denis and Denise                                  Series F                       45,470
10 rue des Pastoureaux
94440 Marolles en Brie
France

Chairmanship Enterprises Co., Ltd.                        Series E                      400,000
No. 6, Technology Road 5
Science-Based Industrial Park
Hsinchu 30077, Taiwan R.O.C.
Attn: Jennifer Lu

Chaplinsky, Robert                                        Series D                        1,449
3237 Novara Way                                           Series F                       10,037
Pleasanton, CA  94566

Chen Yu-Liang                                             Series E                       40,000
Spirox Corp.
6F-1, No. 69, Tze You Rd.
Hsinchu, Taiwan R.O.C.

INVESTOR NAMES AND ADDRESSES                        CLASS OF SECURITIES            NUMBER OF SHARES
----------------------------                        -------------------            ----------------
Davidson, James A.                                        Series D                        1,449
Silver Lake Partners                                      Series E                        4,000
2725 Sand Hill Road, Bldg. C, Suite 150                   Series F                          141
Menlo Park, CA  94025

DBS Technology Ventures, L.L.C.                           Series D                      123,188
c/o ABS Ventures
One South Street, Suite 2150
Baltimore, MD  21202

DMG Technology Partners                                   Series D                       21,740
c/o CSFB
2400 Hanover Street
Palo Alto, CA  94304
Attn: Frank Quattrone

Dozier, Thomas and Pamela                                 Series F                       10,000
5801 Arlene Way
Livermore, CA  94550

Eldridge, Ben                                             Series A                       31,722
651 Sheri Lane
Danville, CA  94526

Ell & Co.                                                 Series D                      532,920
c/o Tami Nason                                            Series E                      245,143
Charlesbank Capital Partners
600 Atlantic Ave., 26th Floor
Boston, MA  02210-2203
AND c/o Linda H. Lynch
Lucent Technologies Inc.
24 Federal Street, Suite 600
Boston, MA  02110

F&W Investments 1996-II                                   Series D                       14,493
c/o Fenwick & West LLP
Two Palo Alto Square
Palo Alto, CA  94306
Attn: Laird Simons

F&W Investments LLC                                       Series F                        9,181
c/o Fenwick & West LLP
Two Palo Alto Square
Palo Alto, CA  94306
Attn: Laird Simons

Gotoh, Hajime                                             Series D                       10,000
57 Matsugaoka Kanagawa-ku
Yokohama-city
Kanagawa-ken JAPAN 221-0843

INVESTOR NAMES AND ADDRESSES                        CLASS OF SECURITIES            NUMBER OF SHARES
----------------------------                        -------------------            ----------------
Gotoh, Kenichi                                            Series D                       10,000
57 Matsugaoka Kanagawa-ku
Yokohama-city
Kanagawa-ken JAPAN 221-0843

Gustafson, Jeffrey                                        Series D                        1,449
2794 Filbert Street                                       Series E                          113
San Francisco, CA  94123                                  Series F                           40

Hambrecht & Quist California                              Series D                       15,459
c/o JP Morgan H&Q                                         Series E                        2,226
One Bush Street, 18th Floor                               Series F                          459
San Francisco, CA  94104
Attn: Thomas Szymoniak

Hambrecht & Quist Employee Venture Fund, L.P.             Series D                        7,730
c/o JP Morgan H&Q
One Bush Street, 18th Floor
San Francisco, CA  94104
Attn: Thomas Szymoniak

Hambrecht & Quist Employee Venture Fund, L.P. II           Series E                        2,226
c/o JP Morgan H&Q
One Bush Street, 18th Floor
San Francisco, CA  94104
Attn: Thomas Szymoniak

H&Q Employee Venture Fund 2000, L.P.                      Series F                          257
c/o JP Morgan H&Q
One Bush Street, 18th Floor
San Francisco, CA  94104
Attn: Thomas Szymoniak

Hao, Kenneth Y.                                           Series D                        1,449
Silver Lake Partners                                      Series E                        1,000
320 Park Avenue
New York, NY  10022

Hatsukano, Yoshikazu                                      Series F                        5,000
4-24-55-318 Takanawa, Minato-ku
Tokyo, 108-0074, JAPAN

Heck, Carson                                              Series E                       20,000
2145 Green Street #101
San Francisco, CA  94123-4756

Hoffman, Richard M.                                       Series A                      226,281
c/o Kaplan & Seiler LLP                                   Series C                       90,886
875 Third Avenue                                          Series D                        7,246
New York, NY  10022-6225

INVESTOR NAMES AND ADDRESSES                        CLASS OF SECURITIES            NUMBER OF SHARES
----------------------------                        -------------------            ----------------
Infineon Technologies AG                                  Series F                      455,000
Attn: Andreas Demlietner
53 St.-Martin-Str.
P.O. Box  80 09 49
D-81609 Munich
GERMANY

Innotech Corporation                                      Series E                      200,000
Planning Department
3-17-6, Shinyokohama,
Kohoku-ku
Yokohama, Kanagawa 222-8580
JAPAN

Institutional Venture Management VII, L.P.                Series C                       27,273
3000 Sand Hill Road                                       Series D                        8,696
Building 2, Suite 290                                     Series E                          667
Menlo Park, CA  94025
Attn: T. Peter Thomas

Institutional Venture Partners VII, L.P.                  Series C                    1,727,273
3000 Sand Hill Road                                       Series D                      408,696
Building 2, Suite 290                                     Series E                       32,667
Menlo Park, CA  94025
Attn: T. Peter Thomas

Intel Corporation                                         Series D                    1,449,276
2200 Mission College Blvd., SC-4-210
Santa Clara, CA  95052
Attn: George Powlick

InveStar Semiconductor Development Fund                   Series E                      266,666
RM#1201, 12F, 333 Keelung Road, Sec. 1,
Taipei, Taiwan R.O.C.

IVP Founders Fund I, L.P.                                 Series C                       63,636
3000 Sand Hill Road                                       Series D                       17,391
Building 2, Suite 290
Menlo Park, CA  94025
Attn: T. Peter Thomas

Kamo, Tom                                                 Series A                       45,000
3-1-5-501
Moto Azabu, Minato-ku
Tokyo, 106 JAPAN

Khandros, Igor Y.                                         Series A                    3,000,000
25 Haciendas Road
Orinda, CA  94563

INVESTOR NAMES AND ADDRESSES                        CLASS OF SECURITIES            NUMBER OF SHARES
----------------------------                        -------------------            ----------------
Leeway & Co.                                              Series D                      336,646
JP Morgan Investment Management                           Series E
522 Fifth Avenue, 11th Floor                                                            154,857
New York, NY  10036
Attn: Laureen Costa

MDV IV Entrepreneurs' Network Fund, L.P.                  Series B                      114,942
2775 Sand Hill Road, Suite 240                            Series C                       48,828
Menlo Park, CA  94025                                     Series D                       21,739
Attn: William H. Davidow                                  Series E                        2,329


Mohr, Davidow Ventures IV, L.P.                           Series B                    3,275,880
2775 Sand Hill Road, Suite 240                            Series C                    1,171,903
Menlo Park, CA  94025                                     Series D                      413,044
Attn: William H. Davidow                                  Series E                       44,255

Morgan Stanley Venture Investors III, L.P.                Series D                      177,746
3000 Sand Hill Road, 4-250                                Series E                        2,920
Menlo Park, CA  94025
Attn: William J. Harding

Morgan Stanley Venture Partners III, L.P.                 Series D                    1,851,240
3000 Sand Hill Road, 4-250                                Series E                       30,414
Menlo Park, CA  94025
Attn: William J. Harding

Novitsky, John                                            Series F                       10,500
168 Bardet Road
Woodside, CA  94062

NGK Spark Plug Co., Ltd.                                  Series G                      133,334
G. Hashimoto
14-18 Takatsuji-cho, Mizuho-ku
Nagoya, Japan 467-8525

Ohring, Milton                                            Series A                       54,378
281 Griggs Avenue                                         Series C                       11,622
Teaneck, NJ  07666                                        Series D                       15,000
                                                          Series E                        3,000
                                                          Series F                        1,000

Oriens Investment & Advisory Limited                      Series E                       40,000
c/o Oriens Capital Limited
12th Floor, Samsung Life Building
150, 2-Ka, Taepyung-Ro
Chung-Ku, Seoul, KOREA

Park, JC                                                  Series E                       26,666
c/o AAJU Exim Inc.
3f, KEC Bldg, Yangjae-Dong, Seocho ku
Seoul, KOREA

INVESTOR NAMES AND ADDRESSES                        CLASS OF SECURITIES            NUMBER OF SHARES
----------------------------                        -------------------            ----------------
Patterson, James                                          Series D                       40,000
356 Buchman Court
Los Gatos, CA  95030

Prestridge 1989 Family Trust                              Series E                       13,400
Attn: James A. Prestridge                                 Series F                          348
P.O. Box 20470 Cheyenne, WY  82003-7011

Retirement Accounts, Inc.
Cust. FBO:  Eugene J.                                     Series C                       25,000
Norrett, Jr. (13676)                                      Series D                       10,000
5307 Vicenza Way                                          Series F                        6,000
San Jose, CA  95138

Rhines, Walden C.                                         Series C                      121,212
01605 S.W. Comus Street
Portland, OR  97219

Roshko, Peter                                             Series D                       10,000
70 Kite Hill Lane                                         Series E                          786
Mill Valley, CA  94941

Samho Engineering                                         Series E                       53,333
c/o AJU Exim Inc.
3f, KEC Bldg, Yangjae-Dong, Seocho ku
Seoul, KOREA

Shin, M.S.                                                Series E                       13,333
c/o AJU Exim Inc.
3f, KEC Bldg, Yangjae-Dong, Seocho ku
Seoul, KOREA

Shinko Electric Industries Co., Ltd.                      Series G                      133,334
80 Oshimada-machi
Nagano-shi, 381-2287
Japan
Siml, Eberhard                                            Series F                       55,671
Moosstrasse 5, 82194 Groebenzell
GERMANY

Spirox Cayman Corporation                                 Series E                      400,000
Attn: Davis Hsu
10F, Tze You Road
Hsinchu, Taiwan R.O.C.

Stanford University                                       Series B                       57,471
Stanford Management Company
2770 Sand Hill Road
Menlo Park, CA  94025
Attn: Carol Gilmer

INVESTOR NAMES AND ADDRESSES                        CLASS OF SECURITIES            NUMBER OF SHARES
----------------------------                        -------------------            ----------------
Teradyne, Inc.                                            Series E                      266,666
321 Harrison Avenue                                       Series F                        6,929
MS-L53                                                    Series G                       13,003
Boston, MA  02118

Tokyo Seimitsu Co., Ltd.                                  Series G                       66,667
S. Yoshioka
9-7-1, Shimorenjaku, Mitaka-city
Tokyo 181-8515
Japan

Twin Leaf International Ltd.                              Series E                      133,333
c/o Merrill Lynch
Attn: Fao Alexandra Dillon
Belgravia House
34-44 Circular Road
Douglas, Isle of Man 1M1 1QW
UNITED KINGDOM

Vanguard International Semiconductor Corp.                Series E                      266,666
123, Park Ave-3rd.,
Science-Based Industrial Park
Hsinchu 30077, Taiwan R.O.C.
Attn: Robert Hsieh